SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 14, 2005

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1325 Airmotive Way, Suite 325, Reno, Nevada (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89502 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

AMENDMENT NO. 1 ON FORM 8-K/A

BULLION RIVER GOLD CORP.

December 20, 2005

Explanatory Note:

This Amendment No. 1 on Form 8-K/A is filed solely to revise the disclosures in the Bullion River Gold Corp. Form 8-K filed December 16, 2005 (the “Initial Filing”) regarding: (a) the number shares of Registrant’s Common Stock to be issued pursuant to certain anti-dilution provisions, (b) the number of warrant shares issuable pursuant to certain anti-dilution provisions, and (c) the investor information set forth in Exhibit 99.1. The other items and exhibits to the Initial Filing further remain unchanged and are not amended hereby.

Item 3.02 Unregistered Sales of Equity Securities.

The Registrant is obligated under certain anti-dilution provisions set forth in the securities purchase agreements and oral agreements used in connection with the sale and purchase of units in the Registrant in a prior private offering (“Prior Offering”), to issue to the purchasers in such Prior Offering, in the aggregate, 2,086,794 shares of Common Stock.

Item 8.01 Other Events.

Registrant is obligated under certain anti-dilution provisions set forth in oral agreements and common stock purchase warrants issued in connection with the Prior Offering, to reduce the exercise price of the warrants issued in connection with the Prior Offering and increase the number of warrant shares issuable to the purchasers in such Prior Offering, in the aggregate, by 1,457,066 shares.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1.  List of Investors and Subscription Amounts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 20, 2005

                        Bullion River Gold Corp.

                        /s/ Peter M. Kuhn_______________
                        Peter M. Kuhn
                        Chief Executive Officer

EXHIBIT 99.1

List of Investors and Subscription Amounts

	Investor	Subscription Amount
1.	Ursual Ulrich	$25,000
2.	Roger Mulhaupt	$382,000
3.	Schlumberger Master Pension	$302,550
4.	Alexander Dawson Foundation	$91,800
5.	Conrad Hilton Foundation	$223,650
6.	Dekko Foundation	$73,500
7.	Hyde Park Foundry & Machine Pension	$11,100
8.	Southside Hospital	$47,400
9.	Ulex Holdings S.A.	$240,000
10.	AES Capital Partners	$75,000
11.	Silver Road Company	$150,000
12.	AU Capital LP	$100,000
13.	Marjorie Gorelik	$30,000
14.	BDI	$800,000
15.	Peter-Paul Stengel	$175,000
16.	Gabriele Stengal	$25,000
17.	Beskivest	$100,000
18.	Alfred Haber	$90,000
19.	Abundance Partners	$25,000
20.	Joachim Lehnert	$10,000
21.	Wolfgang Duewelhenke	$10,000
22.	PSH Management	$75,000
	TOTAL	$3,062,000